Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-67004 on Form N-1A of our report dated September 10, 2025, relating to the financial statements and financial highlights of Fidelity Advisor Real Estate Fund, and our report dated September 11, 2025, relating to the financial statements and financial highlights of Fidelity Advisor Biotechnology Fund, Fidelity Advisor Consumer Discretionary Fund, Fidelity Advisor Energy Fund, Fidelity Advisor Financials Fund, Fidelity Advisor Industrials Fund, Fidelity Advisor Semiconductors Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Fund, and relating to the consolidated financial statements and consolidated financial highlights of Fidelity Advisor Health Care Fund, appearing on Form N-CSR of Fidelity Advisor Series VII for the year ended July 31, 2025, and to the references to us under the headings “Financial Highlights” or “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2025